UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders

On March 12, 2018, Appliance Recycling Centers of America, Inc. (the “Company”) changed its state of incorporation from the State of Minnesota to the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion, dated March 12, 2018 (the “Plan of Conversion”). The Reincorporation was accomplished by the filing of (i) articles of conversion (the “Minnesota Articles of Conversion”) with the Secretary of State of the State of Minnesota and (ii) articles of conversion (the “Nevada Articles of Conversion”) and articles of incorporation (the “Nevada Articles of Incorporation”) with the Secretary of State of the State of Nevada. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Nevada Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at its 2017 Annual Meeting of Stockholders held on November 21, 2017 (the “Annual Meeting”). Upon the effectiveness of the Reincorporation:

•	the affairs of the Company ceased to be governed by the Minnesota Business Corporation Act, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, and the affairs of the Company became subject to the Nevada Revised Statutes, the Nevada Articles of Incorporation and the Nevada Bylaws;
•	each outstanding share of the Minnesota corporation’s common stock and Series A Preferred Stock converted into an outstanding share of the Nevada corporation’s common stock and Series A Preferred Stock, respectively;
•	each outstanding option to acquire shares of the Minnesota corporation’s common stock converted into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option), the same number of shares of the Nevada corporation’s common stock;
•	each employee benefit, stock option or other similar plan of the Minnesota corporation continued to be an employee benefit, stock option or other similar plan of the Nevada corporation; and
•	each director and officer of the Minnesota corporation continued to hold his or her respective position with the Nevada corporation.

Certain rights of the Company’s stockholders were also changed as a result of the Reincorporation, as described in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on October 25, 2017, under the section entitled “Proposal 3 – Approval of the Reincorporation of the Company from the State of Minnesota to the State of Nevada – Significant Differences Related to State Law”, which description is incorporated in its entirety herein by reference.

The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

The foregoing descriptions of the Plan of Conversion, the Minnesota Articles of Conversion, the Nevada Articles of Conversion, the Nevada Articles of Incorporation and the Nevada Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Minnesota Articles of Conversion, the Nevada Articles of Conversion, the Nevada Articles of Incorporation and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
2.1	Plan of Conversion, dated March 12, 2018 (included as Exhibit A to Exhibit 3.1).
3.1	Articles of Conversion, as filed with the Secretary of State of the State of Minnesota on March 12, 2018.
3.2	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on March 12, 2018.
3.3	Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on March 12, 2018.
3.4	Bylaws, effective March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: March 13, 2018	/s/ Tony Isaac
Tony Isaac Chief Executive Officer

3